December 31, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                      Re:      The Netplex Group, Inc.
                               REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated December 31, 1996 (the "Registration Statement"), filed with the Securities and Exchange Commission by The Netplex Group, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 3,900,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's (i) 1992 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"), (ii) 1995 Directors' Stock Option Plan (the "Directors' Plan") and (iii) 1995 Consultant's Stock Option Plan (the "Consultant's Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of
Directors and stockholders of the Company, the Plan, the Directors' Plan, the Consultant's Plan, a Prospectus relating to the resale of Common Stock underlying options held by affiliates of the Company (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed
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Securities and Exchange Commission
December 31, 1996
Page -2-


appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, the Directors' Plan and the Consultant's Plan, will be duly and validly issued, fully paid and non-assessable.

                  We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus. We advise you that Steven Wolosky, a member of this firm, holds options to purchase 10,000 shares of Common Stock.


                                   Very truly yours,


                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP